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[LOGO] Triad                                             NEWS
       HOSPTIALS, INC.

________________________________________________________________________________
                                                           FOR IMMEDIATE RELEASE

Investor Contact:                                                 Media contact:
Deborah Little                                          Patricia G. Ball, Ed. D.
Investor Relations Coordinator and                Vice President, Marketing & PA
Executive Assistant to the CFO                                      972-789-2719
972-701-2259

                  Triad Provides Addendum to Financial Guidance

DALLAS, TX (December 10, 2001) - Triad Hospitals, Inc. (the "Company" or "Triad") (NYSE: TRI) provided an addendum to its updated financial guidance for the year 2002 that it announced in a separate release earlier today.

The addendum breaks out the primary components of the increase in its 2002 Earnings Per Share ("EPS") guidance since the Company's earlier EPS guidance provided in May 2001. The components include (1) the impact of Statement of Financial Accounting Standards ("SFAS") 141 and 142 and (2) the impact of QHR, the Company's management and consulting services subsidiary, net of the additional interest expense associated with keeping QHR rather than selling it and using the after-tax proceeds to repay debt:

Previous EPS guidance (May 2001)                    $0.75 +/- (Range $0.70-0.80)
Add: Net change in non-cash amortization            $0.48
          Elimination of goodwill: $0.56
          Addition of other intangibles: $(0.08)
       QHR (excluding amortization of intangibles)  $0.10
       Other                                        $0.11
                                                    -----
Current EPS guidance (December 2001)                $1.44 +/- (Range $1.40-1.48)

The net change in non-cash amortization is a management estimate in accordance with SFAS 141 and 142. This estimate eliminates amortization expense related to an estimated $1,035 million of goodwill from Quorum acquisition and $220 million of net goodwill from Triad, and adds amortization expense related to an estimated $78 million of other intangibles. These estimates are subject to completion of final review by Triad's auditors and the potential impact of further regulatory guidance regarding appropriate application of SFAS 141 and 142.

Triad, through its affiliates, owns and manages hospitals and ambulatory surgery centers in small cities and selected high-growth urban markets. The Company has 47 hospitals (including one new hospital under construction) and 14 ambulatory surgery centers in 16 states with approximately 8,800 licensed beds. In addition, through its QHR subsidiary, the Company provides hospital management, consulting and advisory services to more than 200 independent community hospitals and health systems in 43 states.


________________________________________________________________________________

This press release contains forward-looking statements based on current management expectations. Numerous factors, including those related to market conditions and those detailed from time-to-time in the Company's filings with the Securities and

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Exchange Commission, may cause results to differ materially from those anticipated in the forward-looking statements. Many of the factors that will determine the Company's future results are beyond the ability of the Company to control or predict. These statements are subject to risks and uncertainties and, therefore, actual results may differ materially.

Readers should not place undue reliance on forward-looking statements, which reflect management's views only as of the date hereof. The Company undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

All references to "Company", "Triad", and "Triad Hospitals, Inc." as used throughout this document refer to Triad Hospitals, Inc. and its affiliates.